First Quarter 2026 Financial Results May 8, 2026 Burford Capital This presentation is for the use of Burford’s public shareholders and is not an offering of any Burford private fund.

Notice and disclaimer This presentation (this “Presentation”) provides certain information to facilitate review and understanding of the business, financial condition and results of operations of Burford Capital Limited (together with its subsidiaries, the “Company”, “Burford”, “we”, “our” or “us”) as of and for the three months ended March 31, 2026 and does not purport to be a complete description of the Company’s business, financial condition or results of operations. The information contained in this Presentation is provided as of the dates and for the periods indicated in this Presentation and is subject to change without notice. The financial condition and results of operations as of and for the three months ended March 31, 2026 are not necessarily indicative of the results that may be expected for the full year ending December 31, 2026. Forward-looking statements. This Presentation contains “forward-looking statements” within the meaning of Section 27A of the US Securities Act of 1933, as amended, and Section 21E of the US Securities Exchange Act of 1934, as amended, including statements with respect to the Company’s expectations regarding the performance of its business and legal finance assets and other nonhistorical statements, as well as the Company’s target metrics and projections, such as modeled realizations and modeled return on invested capital (“ROIC”), that are intended to be covered by the safe harbor provided for under these sections. In some cases, words such as “aim”, “anticipate”, “believe”, “continue”, “could”, “estimate”, “expect”, “forecast”, “guidance”, “intend”, “may”, “plan”, “potential”, “predict”, “projected”, “should” or “will”, or the negative of such terms or other comparable terminology, are intended to identify forward-looking statements. Although the Company believes that the assumptions, expectations, projections, intentions and beliefs about future results and events reflected in forward-looking statements have a reasonable basis and are expressed in good faith, forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause the Company’s actual results and events to differ materially from (and be more negative than) future results and events expressed, targeted, projected or implied by these forward-looking statements. Factors that might cause future results and events to differ include, among others, the following: (i) adverse litigation outcomes and timing of resolution of litigation matters; (ii) the Company’s ability to identify and select suitable legal finance assets; (iii) improper use or disclosure of, or access to, privileged information, intellectual property or litigation or business strategy due to cybersecurity breaches, unauthorized use or theft; (iv) inaccuracy or failure of the probabilistic model and decision science tools, including machine learning technology and generative artificial intelligence (collectively, “AI technologies”), the Company uses to predict the returns on its legal finance assets and in its operations; (v) changes and uncertainty in laws, regulations and rules relating to the legal finance industry, including those relating to privileged information and/or disclosure and enforceability of legal finance arrangements; (vi) inadequacies in the Company’s due diligence process or unforeseen developments; (vii) credit risk and concentration risk relating to the Company’s legal finance assets; (viii) lack of liquidity of the Company’s legal finance assets and commitments in excess of its available capital; (ix) the Company’s ability to obtain attractive external capital, refinance its outstanding indebtedness or raise capital to meet its liquidity needs; (x) competitive factors and demand for the Company’s services and capital; (xi) failure of lawyers who prosecute and/or defend claims that the Company has financed to exercise due skill and care or the misalignment of their interests or those of their clients with the Company’s; (xii) poor performance by the commitments the Company makes on behalf of its private funds; (xiii) negative publicity about or public perception of the legal finance industry or the Company; (xiv) valuation uncertainty with respect to the fair value of the Company’s capital provision assets; (xv) current and future legal, political and economic factors, including uncertainty surrounding the effects, severity and duration of public health threats and/or military actions; (xvi) developments in AI technologies and expectations relating to environmental, social and governance considerations; (xvii) potential liability from litigation and legal proceedings against the Company; (xviii) the Company’s ability to hire and retain key personnel; (xix) risks relating to the Company’s international operations as a result of differing legal and regulatory requirements, political, social and economic conditions and unforeseeable developments; (xx) exposure to foreign currency exchange rate fluctuations; (xxi) uncertainty relating to the tax treatment of the Company’s financing arrangements; (xxii) information systems risks or improper functioning of the Company’s information systems or those of its third-party service providers; (xxiii) failure of the Company’s third-party service providers to fulfill their obligations or misconduct by its third-party service providers; (xxiv) failure by the Company to maintain the privacy and security of personal information and comply with applicable data privacy and protection laws and regulations; (xxv) failure by the Company to maintain effective internal control over financial reporting or effective disclosure controls and procedures; (xxvi) failure by the Company to comply with the requirements of being a US domestic public company and the costs associated therewith; and (xxvii) certain risks relating to the Company’s incorporation in Guernsey. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements contained in the Company’s periodic and current reports that it files with or furnishes to the US Securities and Exchange Commission (the “SEC”). Many of these factors are beyond the Company’s ability to control or predict, and new factors emerge from time to time. Furthermore, the Company cannot assess the impact of each such factor on its business or the extent to which any factor or combination of factors may cause actual results and events to be materially different from those contained in any forward-looking statement. Given these uncertainties, readers are cautioned not to place undue reliance on the Company’s forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date of this Presentation and, except as required by applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition to forward-looking statements, this Presentation includes certain data, such as modeled realizations and modeled ROIC, based on calculations derived from the Company’s probabilistic modeling of individual matters and its portfolio as a whole. This data is not a forecast of future results, and past performance is not a guide to future performance. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of the Company’s probabilistic model. Furthermore, the inherent nature of the probabilistic model is that actual results will differ from the modeled results, and such differences could be material. The data based on calculations derived from the Company’s probabilistic model contained in this Presentation is for informational purposes only and is not intended to be a profit forecast or be relied upon as a guide to future performance.

Notice and disclaimer (continued) Estimates and Assumptions. This Presentation includes certain unaudited financial and business projections, targets and goals with respect to the Company’s future outlook (collectively, the “Estimates”). The Estimates reflect subjective judgment in many respects and thus are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Estimates constitute forward-looking information and are subject to many risks and uncertainties that could cause actual results to differ materially from the results forecasted in these projections, targets or goals. There can be no assurance that the Estimates will be realized or that actual results will not be materially higher or lower than forecast. The Estimates cannot, therefore, be considered a guarantee of future results of operations, and this information should not be relied upon as such. The inclusion of the Estimates in this Presentation should not be regarded as an indication that the Company or any of its affiliates, officers, directors, employees or representatives considered or considers the Estimates to be necessarily predictive of actual future events, and the Estimates should not be relied upon as such. The inclusion of the Estimates herein should not be deemed an admission or representation by the Company that its management views the Estimates as material information. Neither the Company nor any of its affiliates, officers, directors, employees or representatives has made or makes any representation to any of the Company’s shareholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Estimates or can give any assurance that actual results will not differ materially from the Estimates. Certain of the projected financial information in this Presentation may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP (as defined below), and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. No reconciliation of non-GAAP financial measures in the Estimates to measures calculated in accordance with US GAAP was created or used in connection with preparing the Estimates. In light of the foregoing factors and the uncertainties inherent in the Estimates, readers are cautioned not to place undue reliance on the Estimates. THE COMPANY DOES NOT UNDERTAKE ANY OBLIGATION TO UPDATE OR OTHERWISE REVISE OR RECONCILE THE ESTIMATES TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE ESTIMATES WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE ESTIMATES ARE NO LONGER APPROPRIATE OR ARE SHOWN TO BE IN ERROR, EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW. Basis of presentation; non-GAAP financial measures; key performance indicators; definitions. The Company reports its financial results in accordance with the generally accepted accounting principles in the United States (“US GAAP”). US GAAP requires the Company to present financial statements that consolidate some of the limited partner interests in private funds the Company manages as well as assets held on the Company’s balance sheet where it has a partner or minority investor. As a result, the Company uses various measures, including Burford-only and adjusted Burford-only financial measures, which are calculated and presented using methodologies other than in accordance with US GAAP, to supplement analysis and discussion of its consolidated financial statements prepared in accordance with US GAAP. The Company believes that the presentation of Burford-only financial measures is consistent with how management measures and assesses the performance of the Company’s reporting segments, which are evaluated by management on a Burford-only basis, and that the presentation of Burford-only and adjusted Burford-only financial measures provides valuable and useful information to investors to aid in understanding the Company’s performance in addition to its consolidated financial statements prepared in accordance with US GAAP by eliminating the effect of the consolidation. In addition, the Company’s segment reporting, which conveys the performance of its business across two reportable segments—Principal Finance and Asset Management and Other Services—is presented on a Burford-only basis. The Company refers to its segment reporting in the aggregate as “total segments”. The Company also uses additional non-GAAP financial measures, such as cash receipts, tangible book value attributable to Burford Capital Limited per ordinary share (“TBVPS”) and various indebtedness leverage ratios. The Company believes that (i) cash receipts are an important measure of the Company’s operating and financial performance and are useful to management and investors when assessing the performance of Burford-only capital provision assets and (ii) TBVPS is an important measure of the Company’s financial condition and is useful to management and investors when assessing capital adequacy and the Company’s ability to generate earnings on tangible equity invested by its shareholders. The non-GAAP financial measures should not be considered in isolation from, as substitutes for, or superior to, financial measures calculated in accordance with US GAAP. In addition, the Company uses certain unaudited key performance indicators (“KPIs”). The KPIs are presented because the Company uses them to monitor its financial condition and results of operations and/or the Company believes they are useful to investors, securities analysts and other interested parties. The presentation of the KPIs is for informational purposes only and does not purport to present what the Company’s actual financial condition or results of operations would have been, nor does it project its financial condition at any future date or its results of operations for any future period. The presentation of the KPIs is based on information available as of the date of this Presentation and certain assumptions and estimates that the Company believes are reasonable. Additional information with respect to these non-GAAP financial measures and KPIs, their respective definitions and calculations and related reconciliations are provided in “Other Reconciliations” and “Glossary” sections of this Presentation. * * * * *

Notice and disclaimer (continued) The Company makes no representation or warranty, express or implied, as to the fairness, accuracy, reasonableness or completeness of the information contained in this Presentation, including information obtained from third parties. Unless otherwise specified, information contained in this Presentation is sourced from and reflects the views and opinions of the Company. Certain information contained in this Presentation has been obtained from sources other than the Company. While such information is believed to be reliable for purposes used in this Presentation, no representations are made as to the accuracy or completeness thereof, and the Company does not take any responsibility for such information. Certain information contained in this Presentation discusses general market activity, industry or sector trends or other broad-based economic, market or political conditions and should not be construed as research or investment advice. There can be no assurances that any of the trends described in this Presentation will continue or will not reverse. Past events, trends and results do not imply, predict or guarantee, and are not necessarily indicative of, future events, trends or results. This Presentation is not complete, and the information contained in this Presentation may change at any time without notice. The Company does not have any responsibility to update this Presentation to account for such changes. The information contained in this Presentation is not intended to provide, and should not be relied upon for, accounting, legal or tax advice or investment recommendations. Neither the Company, its affiliates nor any officer, director, employee or representative of the Company or its affiliates accepts any liability whatsoever for any loss howsoever arising, directly or indirectly, from any use of this Presentation or its contents. * * * * * This Presentation does not constitute or form part of, and should not be construed as, an issue for sale or subscription of, or solicitation of any offer or invitation to subscribe for, underwrite or otherwise acquire or dispose of any securities of the Company or any of its affiliates, nor should this Presentation or any part of it form the basis of, or be relied on in connection with, any contract or commitment whatsoever which may at any time be entered into by the recipient nor any other person, nor does this Presentation constitute an invitation or inducement to engage in investment activity under Section 21 of the Financial Services and Markets Act 2000, as amended. This Presentation does not constitute an invitation to effect any transaction with the Company or any of its affiliates or to make use of any services provided by the Company. This Presentation does not constitute an offer to sell, or a solicitation of an offer to buy, any ordinary shares or other securities of the Company or any of its affiliates. This Presentation is not an offering of any private fund of the Company. Burford Capital Investment Management LLC, which acts as the fund manager of all private funds of the Company, is registered as an investment adviser with the SEC. The information relating to the private funds of the Company provided in this Presentation is for informational purposes only. Past performance is not indicative of future results. Any information contained in this Presentation is not, and should not be construed as, an offer to sell or the solicitation of an offer to buy any securities (including interests or shares in the private funds). Any such offer or solicitation may be made only by means of a final confidential private placement memorandum and other offering documents. .

Burford Reports 1Q26 Financial Results “Burford has a multi-billion-dollar portfolio of litigation assets delivering substantial cash returns and the market- leading origination engine. Burford’s business is robust. We have ample liquidity, with more than $700 million of cash on hand, and have sight of around $280 million1 in cash so far this year from the portfolio. While the YPF loss was disappointing and caused a very large non-cash charge to our quarterly earnings, there is no cash impact from that loss. Indeed, if YPF never pays another cent, we will still have generated $236 million in cash proceeds and more than $100 million in profit from the case – and we are optimistic about a positive arbitration outcome.” Christopher Bogart Chief Executive Officer Conference Call Burford will hold a conference call for investors and analysts at 8.00am EDT / 1.00pm BST on Friday, May 8, 2026. The dial-in numbers for the conference call are +1 (646) 307-1951 (USA) or +1 (888) 500-3691 (USA and Canada toll free) / +44 (0)20 8610 3526 (UK) or +44 800 524 4258 (UK toll free) and the access code is 79209. To minimize the risk of delayed access, participants are urged to dial into the conference call by 7.40am EDT / 12.40am BST. A live audio webcast and replay will also be available at https://events.q4inc.com/attendee/593482261, and pre-registration at that link is encouraged. About Burford Burford Capital is the leading global finance and asset management firm focused on law. Its businesses include litigation finance and risk management, asset recovery and a wide range of legal finance and advisory activities. Burford is publicly traded on the New York Stock Exchange (NYSE: BUR) and the London Stock Exchange (LSE: BUR) and works with companies and law firms around the world from its global network of offices. For more information, please visit www.burfordcapital.com. NOTE: All information and data in this Presentation is for the three months ended March 31, 2026 (“1Q26”) compared to the three months ended March 31, 2025 (“1Q25”), unless noted otherwise. Throughout this Presentation, amounts may not sum and/or tables may not foot due to rounding. 1) This number represents cash received year-to-date and specific receivables that are actively in the process of paying.

Financial Results: GAAP Consolidated Consolidated (GAAP) $ in thousands 1Q26 1Q25 Revenues Capital provision income/(loss) (2,498,765) 131,516 Net realized gains/(losses) 32,170 67,619 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets (94,030) 2,520 Fair value adjustment during the period from YPF-related assets (2,437,390) 55,429 Other capital provision income/(loss) 485 5,948 Plus/(Less): Third-party interests in capital provision assets 771,895 (20,796) Asset management income/(loss) 284 1,538 Marketable securities income/(loss) and interest 6,412 6,787 Other income/(loss) (200) (186) Total revenues (1,720,374) 118,859 Operating expenses Compensation and benefits (116,332) 26,314 Salaries and benefits 13,164 12,395 Annual incentive compensation 5,423 4,245 Share-based and deferred compensation (5,225) 2,799 Long-term incentive compensation including accruals (129,694) 6,875 General, administrative and other 8,588 10,210 Case-related expenditures ineligible for inclusion in asset cost (42,352) 4,577 Total operating expenses (150,096) 41,101 Other expenses Finance costs 49,642 33,880 Foreign currency transactions (gains)/losses and other expenses 15,644 (600) Total other expenses 65,286 33,280 Income/(loss) before income taxes (1,635,564) 44,478 Provision for/(benefit from) income taxes (2,417) 7,568 Net income/(loss) (1,633,147) 36,910 Less: Net income/(loss) attributable to non-controlling interests (1,078) 5,981 Net income/(loss) attributable to Burford Capital Limited shareholders (1,632,069) 30,929 6 • Consolidated GAAP net income/(loss) was $(1,633) million for 1Q26 • Net income/(loss) attributable to Burford Capital Limited shareholders was $(1,632) million for 1Q26

Business Update NOTE: References throughout this Presentation to portfolio activity such as deployments and realizations refer to our Principal Finance segment, and all such portfolio activity metrics are shown either on a Burford-only or adjusted Burford-only basis, as applicable, unless otherwise noted. See “Other Reconciliations” and “Glossary” sections of this Presentation for additional information with respect to these portfolio activity metrics, their respective definitions and related reconciliations. In addition, throughout this Presentation, realizations and net realized gains/(losses) include fully and partially concluded assets.

Key messages 8 We will continue to pursue a recovery for claimants from the YPF-related assets and we believe these assets retain meaningful option value to Burford, but a substantial write-down following the appeal ruling is the dominant driver of 1Q26 results 1 2 3 4 5 The current portfolio is positioned for higher levels of cash generation in the coming years Burford has a powerful core business model driven by a large and diversified existing portfolio and market-leading origination engine Liquidity is healthy and strong cash generation positions us to operate normally at these higher levels of leverage Our growth ambitions to double the portfolio base by 2030 are unchanged, and we believe we can achieve this as we reduce leverage over time

Summary update on YPF-related assets 9 Next steps in US Courts • En banc petition to be filed with Second Circuit Court of Appeals later today • If the en banc petition is denied, the plaintiffs will likely seek certiorari (leave to appeal) from the US Supreme Court • While we and many legal observers believe the Second Circuit’s decision was problematic on several levels, the probability of further relief in the US courts is low as a statistical matter Arbitration • The plaintiffs intend to bring claims under the Spain/Argentina bilateral investment treaty (as to Petersen) and under the US/Argentina bilateral investment treaty (as to Eton Park) • Arbitration is a multi-year process (average International Centre for Settlement of Investment Disputes case takes 4.4 years), but is entirely capable of reaching the same outcome as the US trial court; 86% of the 51 concluded investor-state arbitration claims brought against Argentina have been resolved in favor of the investor (including Burford’s last Argentina success), and 97% of all ICSID awards obtain satisfaction • Arbitration is typically a confidential process and, unless the tribunal proceeds differently, it is likely that filings and other arbitral papers will not be publicly available and that Burford will not be able to report or comment on the status of the arbitration while it is ongoing Business Update NOTE: See appendix for further detail on next steps in US courts and arbitration process.

Summary update on YPF-related assets 10 Future financial statement impact & reporting • Given the low probability of further review in the US courts, the denial of further review would not cause a further negative valuation change • As the arbitration proceeds, the YPF-related assets will be subject to further adjustments for deployed cost (which is expected to be in the usual range for a complex case) and modest passage of time valuation increases as is the case with all of Burford’s litigation finance assets; in 2025, the passage of time adjustment across the portfolio was approximately 7% • Arbitration does not generally provide many milestone events during the course of a case that would cause a more substantial valuation change, and we thus do not expect to see any material adjustment of the fair value of the YPF-related assets for some time – If bifurcation is sought in arbitration (a proposal that the jurisdictional aspects of the case be heard and decided first, before proceeding to the merits) and the tribunal permits bifurcation and then issues a ruling in the claimants’ favor, that would generally be a positive event – Otherwise, arbitration typically does not generate a milestone event until the final award is issued • Given the much-reduced value of the YPF-related assets, we no longer intend to provide YPF-specific financial information unless YPF-related assets again become individually financially material, nor will we continue to provide financial information about Burford’s business on an ex-YPF basis other than as needed to understand historical financial information Business Update Impact on 1Q26 results • Burford has applied its valuation policy to the YPF-related assets in two respects: − First, we have written the asset down substantially reflecting the loss on appeal as a negative milestone − Second, we have updated our valuation model to take account of the lengthened duration of the arbitration proceedings • Revised fair value for the YPF-related assets is $150 million on a consolidated basis (which includes the fair value of third-party interests) and $93 million on a Burford-only basis as of March 31, 2026 • Fair value adjustment results in a net impact of $(1,476) million to pre-tax net income on a Burford-only basis in 1Q26

Burford has a powerful business model 11 Business Update Current Portfolio Origination Engine

Burford’s portfolio is large, growing and highly diversified 12 Business Update Breakout of active deployed cost (%) Principal Finance portfolio (ex-YPF related assets) As of March 31, 2026 ($ in millions) 52% 21% 29% 62% 28% 20% 9% 35% 18% 20% 7% 3%2% 18% 7% 6% 6% 3% 5% 12% 5% 4% 3% 3% 3% 3% 3% 3% 10% Geography Asset Type Industry Vintage North America EMEA Global Other Antitrust IP Mixed Portfolio Arbitration Contract Other Other Telecom Insurance Media Energy Legal Services Tech Hardware Pharma/Bio Financials Healthcare Utilities Materials IT Services Food & Bev Mixed Portfolio 2020 & after 2015-19 2014 & prior 237 individual active assetsPre-pandemic commitment vintages (2019 and prior) account for 35% of deployed cost, reflecting court backlogs that should continue to resolve and generate proceeds 774 1,109 FY24 1Q26 43% Definitive undrawn commitments As of December 31, 2024 vs March 31, 2026 ($ in millions) Asset Recovery

Strong track record over 17 years of industry leadership 13 Business Update IRR ROIC $3.8 billion Cumulative Realizations 4.0 1.6 Asset Management & Other Services Principal Finance $5.6 billion Group-wide portfolio (as of March 31, 2026) ~$130 million IPO capital raised at inception in 2009 82%25% 1) Reflects Principal Finance track record, which excludes the impact of allocations made by Burford’s balance sheet to private funds, which generally invested in legal finance assets with a lower risk/return profile, as well as allocations to post-settlement assets. 228 367 553 694 746 840 829 951 1,111 1,471 1,556 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Rolling 3Y realizations Rolling three-year realizations Principal Finance (excluding private fund interests) ($ in millions) Principal Finance performance1 Concluded (fully and partially) assets from inception through March 31, 2026 ($ in millions) Burford’s platform has scaled from a modest initial equity raise to a multi-billion-dollar portfolio

Business Update

Portfolio cash flow growing despite unpredictable litigation durations

- It is not yet clear if higher pre-trial settlement rates in recent years are a product of the pandemic or a more permanent trend
- While both settlements and adjudicated outcomes deliver a wide range of returns and duration, settlements on average generate a lower ROIC, but with shorter duration and less binary risk
- Cumulative loss rate has remained stable around the 10% level since 2020, even as cumulative realizations have more than doubled, demonstrating that longer average portfolio duration and increasing scale has not resulted in deteriorating litigation outcomes
- While duration has lengthened somewhat post-pandemic and while quarterly predicting remains elusive, duration remains relatively short and consistent
  - WAL of active deployed capital has moved from 3.1 years to 3.4 years since the end of 2024

ROIC & settlement rate[1]

Principal Finance (excluding private fund interests)
($ in millions)



92%
93%
88%
82%
87%
83%
82%
ROIC
Settlement rate
61%
62%
67%
73%
77%
78%
78%
2020
2021
2022
2023
2024
2025
1Q26

Concluded portfolio WAL

Principal Finance (excluding private fund interests)
(Weighted by realizations, measured in years)



2.3
2.3
2.4
2.4
2.6
2.6
2.6
2020
2021
2022
2023
2024
2025
1Q26

Cumulative realizations and loss rate[2]

Principal Finance (excluding private fund interests)
($ in millions)



Cumulative realizations
Loss rate
1,597
1,861
2,211
2,707
3,331
3,767
3,843
10.8%
10.1%
9.4%
10.5%
9.5%
10.2%
10.3%
2020
2021
2022
2023
2024
2025
1Q26

1) ROIC reflects Principal Finance track record, which excludes the impact of allocations made by Burford's balance sheet to private funds, which generally invested in legal finance assets with a lower risk/return profile, as well as allocations to post-settlement assets.
2) Cumulative loss rate reflects aggregate net loss from the individual assets that experienced a loss of capital, as a percentage of aggregate deployed capital of concluded and partially concluded assets.

14

Business Update

In February we shared that modeled realizations for the existing portfolio (ex-YPF) were $5.2 billion as of year-end

Active portfolio (Principal Finance)[1]
as of December 31, 2025


Win Node[2]
$12.8
($ in billions)
Litigation Risk Premium[3] and Duration[4]
Fair Value
$2.2
Net Unrealized Gains
Deployed Cost
$1.7
Cost

MODELED AT FULL CONCLUSION

Modeled Realizations[5]	Modeled ROIC[6]	Implied asset management cash receipts[8]
$5.2 billion	**110%** *Based on $2.5 billion estimated total deployed cost[7]*	**~$350 million**

1) Excludes the impact of balance sheet interests in private funds.
2) Win Node: Highest expected entitlement based on an adjudicated win scenario or highest potential outcome across the portfolio.
3) Litigation Risk Premium: Reflects the uncertainty inherent in estimated future cash flows, primarily driven by litigation risk, and adjusted as a result of observable litigation events (milestones).
4) Duration: Impact of discounting over the estimated remaining duration of portfolio assets.
5) Modeled Realizations: Expected future realizations from capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio and adjusted by an experience factor based on historical modeling accuracy rates.
6) Modeled ROIC: Return on invested capital based on adjusted modeled realizations and estimated deployed cost.
7) Estimated Deployed Cost: Current deployed cost plus expected additional deployed cost for capital provision assets (ex YPF-related assets) based on probabilistic modeling of portfolio.
8) Reflects additional asset management cash receipts from profit-sharing income and performance fees implied by expected future realizations, including the collection of current receivables that have already been recognized as revenue.

Note: This slide reflects information previously disclosed in our 4Q25 and FY25 earnings presentation released on February 26, 2026 and does not constitute an update to prior modeling. Calculation derived from our internal modeling of individual matters and of our portfolio as a whole. These data are not a forecast of future results. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of our internal models. The inherent nature of probabilistic modeling is that actual results will differ from the modeled results, and such differences could be material. The modeling data included in this Presentation are for informational purposes only. No statement in this Presentation is intended to be a profit forecast or be relied upon as a guide to future performance. In particular, past performance is no guide to future performance.

NOT A PROJECTION – SEE DISCLAIMER ON PAGES 2-4

15

New business growth scales future earnings capacity 16 Business Update 950 1,218 1,465 1,552 1,603 1,740 347 523 592 592 774 1,108 1,297 1,741 2,057 2,144 2,377 2,848 2020 2021 2022 2023 2024 2025 Deployed cost Undrawn definitive commitments Portfolio base Principal Finance – Deployed cost plus undrawn definitive commitments (ex-YPF related assets) as of year end ($ in millions) 17% 5-yr CAGR Each vintage of new business represents substantial future cash generation New definitive commitments (illustrative) $800m Ultimate deployed cost @ 80% of commitment $640m @ 120% @ 100% @ 80% ROIC Future cash proceeds $1,408 $1,280 $1,152

Business Update

Current fair value marks imply significant upside relative to historical performance and modeled realizations

- Current fair value reflects a 22% mark-up on deployed cost, and that portfolio-level mark-up has generally ranged between 20-30% over the last several years
- Our historical ROIC performance and the implied ROIC on modeled realizations suggest substantial upside in the current portfolio, which represents future capital provision income

Principal Finance portfolio (ex-YPF-related assets)
As of March 31, 2026
($ in millions)


110%
Modeled Realizations ROIC[1]
(as of December 31, 2025)
82%
Historical ROIC
(on concluded & partially concluded assets)
Fair value
2,137
Unrealized gains
391
22%
Fair value ROIC
Deployed cost
1,747

1) Modeled realizations ROIC reflects information previously disclosed in our 4Q25 and FY25 earnings presentation released on February 26, 2026 and does not constitute an update to prior modeling. Calculation derived from our internal modeling of individual matters and of our portfolio as a whole. These data are not a forecast of future results. The inherent volatility and unpredictability of legal finance assets precludes forecasting and limits the predictive nature of our internal models. The inherent nature of probabilistic modeling is that actual results will differ from the modeled results, and such differences could be material. The modeling data included in this Presentation are for informational purposes only. No statement in this Presentation is intended to be a profit forecast or be relied upon as a guide to future performance. In particular, past performance is no guide to future performance.

NOT A PROJECTION - SEE DISCLAIMER ON PAGES 2-4

17

In-house underwriting team • 50+ lawyers1 • Quant/data science professionals Proprietary data • 16+ years of confidential case data provides underwriting edge • Strengthens advisory capabilities with clients Global law firm relationships • 93 of the 100 largest global law firms by revenue have engaged with us2 • 66 active law firm portfolios as of March 31, 2026 Business development & marketing • Dedicated BD function to drive new business relationships • Legal finance market education for corporates Continued global expansion • Local expertise in key legal markets around the world • Recent hires announced in Spain and South Korea Burford has built a leading origination platform anchored by in-house expertise and new business is accelerating 18 Business Update New definitive commitments Principal Finance ($ in millions) 627 872 FY24 FY25 39% 1) As of December 31, 2025 2) Based on 2025 rankings by The American Lawyer and as of December 31, 2025.

Accelerating legal costs are only enhancing the market need for Burford’s capital 19 • The annual AmLaw rankings show a relentless trend of rising revenue and profits among the largest global law firms, reinforcing the upward trajectory of legal fees well above the level of inflation • As the cost to pursue litigation continues to rise, legal finance becomes an increasingly critical tool for corporates to manage risk Business Update 3.11 3.58 3.83 4.39 5.00 2.57 2.63 2.82 3.26 3.73 2021 2022 2023 2024 2025 AmLaw 10 AmLaw 25 AmLaw 100 – Gross Revenue ($ in billions) 3.84 4.05 4.38 5.14 6.83 4.07 3.88 4.20 4.98 5.87 2021 2022 2023 2024 2025 AmLaw 10 AmLaw 25 AmLaw 100 - Profit per Equity Partner (PEP) ($ in millions) CAGR 13% 10% CAGR 15% 10% Source: 2021-2025 AmLaw 100 rankings. NOTE: AmLaw 100 rankings are based on gross revenue, and therefore rankings for purposes of top firm, top 10 and top 25 are based on gross revenue for both the gross revenue and profit per equity partner charts above.

Our business operations are funded by highly diversified cash flows with no dependence on the YPF-related assets 201) Cash operating costs reflect salaries and benefits, annual incentive compensation, general and administrative expenses and finance costs as shown in the Burford-only income statement, plus the cash payments for long-term incentive compensation. Business Update 3,607 236 $3,843m From 285 concluded or partially concluded assets From YPF-related assets (in 2016-19) Cumulative Realizations Principal Finance - Concluded (fully and partially) assets from inception through March 31, 2026 ($ in millions) 489 699 530 217 246 294 2023 2024 2025 Cash receipts Cash operating expenses + finance costs Annual cash receipts vs cash operating costs1 Burford-only ($ in millions) • Strong liquidity position with $740 million of cash and marketable securities as of March 31, 2026 • Cash receipts averaged $573 million over the last three years, which is well in excess of our cash operating expenses • Cash operating costs averaged $253 million over the last three years, reflecting cash compensation expenses plus general and administrative expenses and finance costs

Current leverage is manageable and we intend to de-lever over time while continuing to pursue growth 21 • Our prior leverage threshold of 1.25x reflected the fact that 40+% of our assets were concentrated in one single, high-risk matter, the YPF-related assets • With a more diversified denominator in the debt/equity ratio, the portfolio is easily capable of sustaining higher levels of leverage, as reflected in our 2.0x incurrence test • While we are above that level today and do intend to de-lever over time, we remain comfortable relying on leverage as a significant element in our capital structure • We have long-dated, laddered maturities that extend well beyond the average life of our assets and we have ample liquidity to meet our near-term obligations • We also have substantial flexibility to manage cash outflows – for example, we can calibrate new investment activity based on our liquidity position at any given time Business Update

What are the capital allocation priorities looking forward? 22 • Continue to scale the portfolio through funding of existing commitments and underwriting attractive new business – We can reduce leverage ratios through both numerator (debt paydown) and denominator (equity growth) – Growth ambitions are unchanged assuming sufficient levels of realizations to fund new deployments without the need for incremental debt • Strategically reduce debt levels over time – Open market purchases when prudent – Call provisions on existing debt maturities • Dividends and share repurchases both consume flexibility provided by our debt arrangements – Repurposing $27 million of cash allocated annually to the dividend to debt reduction would reduce leverage ratios by approximately ~0.4x over the next 2.5 years – Our 2025 second half dividend will be paid on June 12, 2026 subject to AGM approval, and we will consider appropriate action with respect to the 2026 interim dividend later this year • We can aggressively manage operating expenses – Some early retirements will also permit management progression of strong bench of talent Business Update

Business Update

Our 2025 Investor Day targets notably excluded the YPF-related assets…and our growth ambitions remain the same

- Our goal to double the portfolio base by the end of 2030 remains fully intact, and is achievable with a rate of growth well within our historical experience
- We believe growth is achievable without requiring incremental debt funding, given expectations on cash generation from the current portfolio
- We aim to generate a long-term return on equity around 20%

Portfolio base

Principal Finance - Deployed cost plus undrawn definitive commitments (ex-YPF related assets) as of year end
($ in millions)


2x
~4,750
2,848
2,377
774
1,603
1,108
1,740
Doubling the portfolio base over 6 years equates to a ~12% CAGR
2024
2025
2026
2027
2028
2029
2030
Deployed cost
Undrawn definitive commitments

23

1Q26 Results

Key Messages on 1Q26 Results

1. 1Q26 financial results overwhelmingly impacted by the YPF Judgment Reversal
2. New definitive commitments of $133 million are ~25% greater than the average of the last two first quarters
3. Deployments of $108 million consistent with our quarterly average over the last two years
4. Realizations of $97 million including 2 assets contributing more than $20 million each
5. Cash receipts were $90 million in the quarter, and we have sight of around $280 million in cash so far this year from the portfolio
6. Discount rate movement accounted for about half of the negative impact to capital provision income ex-YPF-related assets, alongside duration and case milestones
7. Operating expenses were impacted by $19 million of case-related expenditures that had been previously included as deployed cost
8. Raised $500 million to redeem $218 million of 2026 bonds and supplement balance sheet liquidity
9. $16 million fx impact primarily associated with redemption of the 2026 bonds, however the majority of this had already been recognized in previous periods below the line in other comprehensive income
10. Liquidity remains healthy with $740 million of cash and marketable securities as of March 31, 2026

NOTE: Information shown on a Burford-only or Adjusted Burford-only basis

25

Financial Metrics Summary 1Q26 1Q25 Capital provision income/(loss) (1,669) 91 Net realized gains 28 35 Asset management income 5 14 Net income/(loss) (1,632) 31 Diluted earnings/(losses) per share (7.46) 0.14 Cash receipts 90 258 Mar 31, 2026 Dec 31, 2025 Shareholders’ equity 828 2,448 Book value per ordinary share 3.78 11.18 Tangible book value per ordinary share 3.17 10.57 Debt payable 2,402 2,128 Debt/ Net tangible equity 3.5x 0.9x Liquidity (Cash and marketable securities) 740 621 Financial Results Total Segments (Burford-only) Balance Sheet & Liquidity Measures Total Segments (Burford-only) 26 Portfolio Metrics Principal Finance New definitive commitments 133 158 Deployments 108 130 Realizations 97 163 $ in millions except per share data and as otherwise noted

Total Segments

Financial Results: Total Segments (Burford-only) Total Segments (Burford-only) $ in thousands 1Q26 1Q25 Revenues Capital provision income/(loss) (1,669,083) 90,950 Net realized gains/(losses) 28,394 34,584 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (1,698,073) 50,765 Other capital provision income/(loss) 596 5,601 Asset management income/(loss) 5,282 13,837 Other income/(loss) 6,118 6,514 Total revenues (1,657,683) 111,301 Operating expenses Compensation and benefits (116,332) 26,314 General, administrative and other 8,563 10,120 Case-related expenditures ineligible for inclusion in asset cost 19,290 3,089 Total operating expenses (88,479) 39,523 Other expenses Finance costs 49,642 33,880 Foreign currency transactions (gains)/losses and other expenses 15,640 (599) Total other expenses 65,282 33,281 Income/(loss) before income taxes (1,634,486) 38,497 Provision for/(benefit from) income taxes (2,417) 7,568 Net income/(loss) (1,632,069) 30,929 Per diluted ordinary share (7.46) 0.14 28 • Capital provision income was $(1,669) million in 1Q26, compared to $91 million in 1Q25, due mainly to the unrealized loss attributable to write-down of fair value of the YPF- related assets following the YPF Judgment Reversal • Asset management income was $5 million in 1Q26, down from $14 million in 1Q25, primarily due to lower profit-sharing income from BOF-C and lower performance fee income from Advantage Fund • Operating expenses were $(88) million in 1Q26, compared to $40 million in 1Q25, driven primarily by a reversal of the long-term incentive compensation accrual for the YPF- related assets

Segments: Principal Finance

Segment Results 30 Principal Finance Segment $ in thousands 1Q26 1Q25 Revenues Capital provision income/(loss) (1,669,083) 90,950 Net realized gains/(losses) 28,394 34,584 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (1,698,073) 50,765 Other capital provision income/(loss) 596 5,601 Other income/(loss) 6,318 6,700 Total revenues (1,662,765) 97,650 Operating expenses Compensation and benefits (123,009) 21,062 General, administrative and other 6,835 8,312 Case-related expenditures ineligible for inclusion in asset cost 19,290 3,089 Total operating expenses (96,884) 32,463 Other expenses Finance costs 49,642 33,880 Foreign currency transactions (gains)/losses and other expenses 16,183 (599) Total other expenses 65,825 33,281 Income/(loss) before income taxes (1,631,706) 31,906 Principal Finance Segment

Portfolio Snapshot 31 2,318 2,636 3,432 3,571 3,912 2,230 1,132 1,307 1,408 1,633 1,783 1,764 3,450 3,943 4,840 5,204 5,696 3,994 2021 2022 2023 2024 2025 1Q26 Fair value Undrawn commitments Portfolio by fair value and undrawn commitments Capital provision assets as of period end ($ in millions) 1,218 1,465 1,552 1,603 1,740 1,747 279 349 509 503 483 391 821 823 1,372 1,465 1,689 93 2,318 2,636 3,432 3,571 3,912 2,230 2021 2022 2023 2024 2025 1Q26 Deployed cost (ex YPF-related assets) Fair value gains (ex YPF-related assets) Fair value of YPF-related assets Portfolio fair value components Capital provision assets with YPF-related assets breakout as of period end ($ in millions) Portfolio exposure Deployed cost of capital provision assets (ex YPF-related assets) as of March 31, 2026 ($ in millions) Principal Finance Segment 21% 20% 20% 18% 6% 3% 12% 52% 28% 18% 2% North America Global EMEA Asia/Other Antitrust Mixed portfolio Arbitration Other $1,747 million IP Contract Asset recovery $1,747 million Geography Asset type

Capital Provision Income and Fair Value Bridge 32 1) “Duration impact (passage of time)“ represents the change in fair value on assets that were held in the portfolio as of the beginning of the measurement period and continue to be held in the portfolio as of the end of the measurement period assuming there was no change to discount rate or any other inputs during the measurement period. 2) “Change in discount rate” represents the difference in fair value between using the actual discount rates in effect as of the end of the measurement period applied to the portfolio as of the end of the measurement period versus using the discount rates that were in effect as of the start of the measurement period applied to the portfolio as of the end of the measurement period. 3) “Milestones and other model impacts” represent all other change in fair value during the measurement period (realized or unrealized) attributable to all other input and model updates including the impact of litigation milestone events, changes in expected proceeds and changes in expected duration. ($ in millions) 1Q26 1Q25 Net realized gains/(losses) 28,394 34,584 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses), ex YPF-related assets (97,479) 14,214 Total realized and unrealized gains/(losses), ex YPF-related assets (69,085) 48,798 Fair value adjustment during the period from YPF-related assets (1,600,594) 36,551 Other capital provision income/(loss) 596 5,601 Total capital provision income/(loss) (1,669,083) 90,950 3,912 2,230 89 60 39 1,690 96 6 Fair value as of Dec 31, 2025 Deployments Duration impact (passage of time) Change in discount rate Milestones & other model impacts Realizations Foreign exchange impact Fair value as of Mar 31, 2026 Fair value of capital provision assets Income for the Period (1) (2) Principal Finance Segment (3) 1Q26 Bridge

New Business • Definitive undrawn commitments were $1.1 billion as of March 31, 2026, relatively flat as compared to December 31, 2025, with $133 million of new definitive commitments partially offset by $108 million of deployments in 1Q26 • New definitive commitments of $133 million in 1Q26, compared to $158 million in 1Q25, comprised of $110 million of newly originated matters, along with $23 million of new case commitments added to existing portfolios New definitive commitments by risk band ($ in millions) 33 Principal Finance Segment 53 188 42 60 80 106 46 101 83 32 36 48 68 217 40 36 12 22 43 94 38 33 99 38 55 247 121 203 158 361 119 235 133 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 Not modeled Up to 10% 10-25% 25%+ Undrawn commitments As of March 31, 2026 ($ in millions) 1,109 608 46 Definitive Discretionary Legal risk $1,764 Deployments ($ in millions) 59 132 72 126 130 81 119 130 88 68 133 74 126 130 81 119 130 108 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 denotes deployments related to interests in private funds and post-settlement assets Modeled risk of total loss

Portfolio Realizations and Realized Gains • Realizations were $97 million in 1Q26, compared to $163 million in 1Q25, due largely to the nonrecurrence of a single large asset realization of $94 million that occurred in 1Q25 • 1Q26 realizations were generated by 27 assets, including six assets contributing $5 million or more, with two of those assets contributing $20 million or more Realizations ($ in millions) Principal Finance Segment Principal Finance 30 99 56 142 35 27 32 65 28 Excluding private fund interests 29 99 56 140 31 25 32 63 28 Implied ROIC1 89% 179% 52% 135% 26% 76% 60% 78% 58% 1) Implied ROIC excludes the impact of amounts related to balance sheet commitments to private funds and post-settlement assets. 61 155 165 244 149 58 85 144 76 63 157 168 253 163 62 85 148 97 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 denotes realizations related to interests in private funds and post-settlement assets Net Realized Gains ($ in millions) 34

Historical Track Record ― Fully and Partially Concluded Assets $16 Recoveries $889 Recoveries $956 Recoveries Principal Finance performance1 Concluded (fully and partially) assets from inception through March 31, 2026 ($ in millions) 79% of concluded case commitments were deployed $2,659 Commitments Adjudication-losses 78% ($1,654) of deployments settle in 2.5 years2 Settlement 8% ($163) of deployments go to adjudication and lose 14% ($295) of deployments go to adjudication and win in 3.0 years2 Adjudication-gains $1,018 Realizations 49% IRR 245% ROIC $2,112 Deployments $3,843 Realizations $20 Realizations -88% ROIC $2,805 Realizations 22% IRR 70% ROIC 82% ROIC 25% IRR 2.6 years2 WAL TOTAL • Burford has generated consistently high returns on more than $3.8 billion of realizations since inception in 2009 through March 31, 2026 • Cumulative ROIC and IRR on realizations are 82% and 25%, respectively, following 1Q26 realization activity • A recurring mix of settlements and wins drives strong returns in reasonable time frames, with asymmetrically low losses 1) Principal Finance track record excludes the impact of allocations made by Burford’s balance sheet to private funds, which generally invested in legal finance assets with a lower risk/return profile, as well as allocations to post- settlement assets. 2) Average life weighted by realizations. Principal Finance Segment 35

-100 0 100 200 300 400 500 600 Net Loss < $1m 0% or less ROIC 0% to 99% ROIC 100% to 199% ROIC 200%+ ROIC Asset ROIC Distribution ― Asymmetric Returns • Favorable risk-adjusted return dynamics exemplified by the positive skew of the distribution of returns since inception • Since inception through March 31, 2026, 59 matters representing 13% of the total deployed cost of concluded cases have generated ROICs greater than 200%, showing repeatable nature of Burford’s business • 15% of deployments experienced losses, but when that occurred, we recovered 33% of deployed cost, resulting in a 10.3% lifetime loss rate on fully and partially concluded assets 0% or less ROIC 0 to 99% ROIC 100 to 199% ROIC Greater than 200% ROIC Total Deployed: Realized losses: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized gains: Deployed: Realized losses: Realized gains: $324 ($217) $1,245 $535 $273 $387 $270 $1,026 $2,112 ($217) $1,948 15% of total 59% of total 27% of total 13% of total 20% of total 13% of total 53% of total Concluded (fully and partially) assets arrayed by ROIC From inception through March 31, 2026 ($ in millions) Cumulative weighted average ROIC 82% Gains Losses >700 % R O IC 36 Principal Finance Segment 1) Reflects fully and partially concluded assets with a ROIC of 0% or less where the net loss is below $1 million. 1

Segments: Asset Management and Other Services

Asset Management and Other Services Segment Asset Management and Other Services Segment $ in thousands 1Q26 1Q25 Revenues Asset management income/(loss) 5,282 13,837 Other income/(loss) (200) (186) Total revenues 5,082 13,651 Operating expenses Compensation and benefits 6,677 5,252 General, administrative and other 1,728 1,808 Case-related expenditures ineligible for inclusion in asset cost -- -- Total operating expenses 8,405 7,060 Other expenses Finance costs -- -- Foreign currency transactions (gains)/losses and other expenses (543) -- Total other expenses (543) -- Income/(loss) before income taxes (2,780) 6,591 Segment Results 38

1.5 0.3 4.4 1.2 7.9 3.8 13.8 5.3 1Q25 1Q26 Management fees Performance fees Income from profit sharing Asset Management Income and Portfolio Asset Management and Other Services Segment • Asset management income of $5 million in 1Q26, compared to $14 million in 1Q25, with the decrease due to lower profit-sharing income from BOF-C and lower performance fees from the Advantage Fund in 1Q26 • Cash receipts from asset management of $1.5 million in 1Q26 compared to $7.1 million in 1Q25 • Profit-sharing income of $3.8 million in 1Q26 was down from $7.9 million in 1Q25, reflecting a decrease in capital provision income earned by BOF-C • Private funds portfolio expected to decline in size in coming years with BOF-C continuing to drive asset management income 39 Asset management income ($ in millions) 1) Represents third-party fair value and undrawn commitments. 1,200 1,315 1,285 1,103 833 697 683 889 1,045 1,082 949 930 1,883 2,204 2,330 2,185 1,782 1,628 FY21 FY22 FY23 FY24 FY25 1Q26 Private funds BOF-C Portfolio of private funds1 As of period end ($ in millions) 7.1 1.5 1Q25 1Q26 Cash receipts from asset management ($ in millions)

Liquidity and Capital Management

Liquidity Bridge and Cash Receipts A. Cash and marketable securities as of December 31, 2025 B. Cash receipts C. Proceeds from debt issuance net of interest expense, issuance costs and redemptions D. Operating expenses net of change in payables E. Dividends and acquisitions of ordinary shares into treasury F. Cash balance before deployments G. Adjusted Burford-only deployments H. Cash and marketable securities as of March 31, 2026 41 90 221 80 4 108 621 848 740 A B C D E F G H 1Q26 cash bridge Burford-only ($ in millions) Cash receipts Burford-only ($ in millions) • Cash and marketable securities were $740 million as of March 31, 2026, up from $621 million as of December 31, 2025, driven in part by our issuance of $500 million of 8.50% Senior Notes due 2034 in January 2026, net of the early redemption of 5.000% bonds due 2026 • Cash receipts were $90 million in 1Q26, compared to $258 million in 1Q25, with the decrease reflecting two large realizations that occurred in 4Q24 and 1Q25 and drove particularly robust cash receipts in 1Q25 • Due from settlement balance was $180 million as of March 31, 2026, with 39% of the $165 million balance as of December 31, 2025 collected in 1Q26 138 107 310 144 258 48 118 107 90 1Q24 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26

Operating Expenses $ in thousands 1Q26 1Q25 Compensation and benefits Salaries and benefits 13,164 12,395 Annual incentive compensation 5,423 4,245 Share-based and deferred compensation (5,225) 2,799 Long-term incentive compensation including accruals (129,694) 6,875 Total compensation and benefits (116,332) 26,314 General, administrative and other 8,563 10,120 Case-related expenditures ineligible for inclusion in asset cost 19,290 3,089 Total operating expenses (88,479) 39,523 42 Operating expense detail Total Segments (Burford-only) ($ in millions) • Operating expenses of $(88) million in 1Q26 compared to $40 million in 1Q25 • Long-term incentive compensation accruals were $(130) million in 1Q26, compared to $7 million in 1Q25, primarily reflecting a reversal of previously accrued compensation as a result of the YPF Judgment Reversal • Case-related expenditures, which are episodic by nature, were $19 million in 1Q26, which includes $18 million that had previously been included within the fair value of capital provision assets – These costs remain associated with our active portfolio but did not meet the criteria for capitalization

Debt Structure and Ratios • Debt payable of $2,402 million as of March 31, 2026, up from $2,128 million as of December 31, 2025, driven by our issuance of $500 million of 8.50% Senior Notes due 2034, offset by the early redemption of 5.000% bonds due 2026 • WAL of outstanding debt is 5.5 years, compared to 2.6 years for our concluded and partially concluded portfolio track record, and 3.4 years for active deployments as of March 31, 2026 • Current run-rate interest expense is approximately $190 million based on current debt outstanding at the weighted average cost of debt 431) Weighted by realizations as of March 31, 2026. Debt to tangible equity As of period end ($ in millions) 400 360 675 500 500 2026 2027 2028 2029 2030 2031 2032 2033 2034 Weighted average life (WAL) Debt outstanding Concluded assets1 Active deployments 5.5 yrs 2.6 yrs 3.4 yrs Weighted average cost of debt 7.9% Maturity of debt outstanding ($ in millions) As of period end Debt outstanding 2,402 Total BCL equity 822 Less: goodwill (134) Tangible equity 694 Debt/Tangible equity 3.5x

Consolidated Financial Statement Reconciliations

Statement of Operations - Three Months Ended March 31, 2026 and 2025

($ in thousands)	Three months ended March 31, 2026 Consolidated	Three months ended March 31, 2026 Third-party interests	Three months ended March 31, 2026 Total segments (Burford-only)	Three months ended March 31, 2025 Consolidated	Three months ended March 31, 2025 Third-party interests	Three months ended March 31, 2025 Total segments (Burford-only)
Revenues						
Capital provision income/(loss)	$ (2,498,765)	$ 829,682	$ (1,669,083)	$ 131,516	$ (40,566)	$ 90,950
Plus/(Less): Third-party interests in capital provision assets	771,895	(771,895)	—	(20,796)	20,796	—
Asset management income/(loss)	284	4,998	5,282	1,538	12,299	13,837
Marketable securities income/(loss) and interest	6,412	(94)	6,318	6,787	(87)	6,700
Other income/(loss)	(200)	—	(200)	(186)	—	(186)
Total revenues	**(1,720,374)**	**62,691**	**(1,657,683)**	**118,859**	**(7,558)**	**111,301**
Operating expenses						
Compensation and benefits						
Salaries and benefits	13,164	—	13,164	12,395	—	12,395
Annual incentive compensation	5,423	—	5,423	4,245	—	4,245
Share-based and deferred compensation	(5,225)	—	(5,225)	2,799	—	2,799
Long-term incentive compensation including accruals	(129,694)	—	(129,694)	6,875	—	6,875
General, administrative and other	8,588	(25)	8,563	10,210	(90)	10,120
Case-related expenditures ineligible for inclusion in asset cost	(42,352)	61,642	19,290	4,577	(1,488)	3,089
Total operating expenses	**(150,096)**	**61,617**	**(88,479)**	**41,101**	**(1,578)**	**39,523**
Operating income/(loss)	**(1,570,278)**	**1,074**	**(1,569,204)**	**77,758**	**(5,980)**	**71,778**
Other expenses						
Finance costs	49,642	—	49,642	33,880	—	33,880
Foreign currency transactions (gains)/losses and other expenses	15,644	(4)	15,640	(600)	1	(599)
Total other expenses	65,286	(4)	**65,282**	**33,280**	**1**	**33,281**
Income/(loss) before income taxes	**(1,635,564)**	**1,078**	**(1,634,486)**	**44,478**	**(5,981)**	**38,497**
Provision for/(benefit from) income taxes	(2,417)	—	(2,417)	7,568	—	7,568
Net income/(loss)	**(1,633,147)**	**1,078**	**(1,632,069)**	**36,910**	**(5,981)**	**30,929**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

45

Statement of Financial Condition as of March 31, 2026 and December 31, 2025

($ in thousands)	March 31, 2026 Consolidated	March 31, 2026 Third-party interests	March 31, 2026 Total segments (Burford-only)	December 31, 2025 Consolidated	December 31, 2025 Third-party interests	December 31, 2025 Total segments (Burford-only)
Assets						
Cash and cash equivalents	$ 702,576	$ (14,414)	$ 688,162	$ 566,437	$ (35,246)	$ 531,191
Marketable securities	52,104	—	52,104	89,486	—	89,486
Other assets	77,823	122,843	200,666	73,743	117,914	191,657
Due from settlement of capital provision assets	180,041	—	180,041	164,804	—	164,804
Capital provision assets	3,120,499	(890,517)	2,229,982	5,609,949	(1,697,755)	3,912,194
Goodwill	134,000	—	134,000	134,020	—	134,020
Deferred tax asset	2,550	—	2,550	2,733	—	2,733
Total assets	**4,269,593**	**(782,088)**	**3,487,505**	**6,641,172**	**(1,615,087)**	**5,026,085**
Liabilities						
Debt interest payable	55,009	—	55,009	60,033	—	60,033
Other liabilities	81,487	(8,676)	72,811	191,606	(76,888)	114,718
Long-term incentive compensation payable	85,291	—	85,291	228,366	—	228,366
Debt payable	2,401,757	—	2,401,757	2,127,829	—	2,127,829
Financial liabilities relating to third-party interests in capital provision assets	87,698	(87,698)	—	858,491	(858,491)	—
Deferred tax liability	44,711	—	44,711	47,117	—	47,117
Total liabilities	**2,755,953**	**(96,374)**	**2,659,579**	**3,513,442**	**(935,379)**	**2,578,063**
Total shareholders' equity	**1,513,640**	**(685,714)**	**827,926**	**3,127,730**	**(679,708)**	**2,448,022**

* The eliminated amounts arise from the services provided to the consolidated entities as investment manager and Burford's investment as a limited partner in consolidated entities. Accordingly, these adjustments and eliminations do not have an effect on the net income or total shareholders' equity of Burford.

46

Appendix

YPF-related assets: Next steps in US courts 48 • En banc petition to be filed by Friday, May 8 – En banc is a request that all 13 of the active judges on the Second Circuit hear the case instead of just having it decided by a three-judge panel – En banc consideration is “not favored” under the rules and rarely granted – The Second Circuit often acts quickly on such petitions without seeking a response from the other party • Supreme Court – If the en banc petition is denied, the plaintiffs will likely seek certiorari (leave to appeal) from the US Supreme Court – The certiorari petition is due 90 days after the en banc decision, with a possible extension of up to 60 days – Argentina’s response would be due 30 days after the petition is docketed, also with an extension possible – Once the response is filed, there is a 14-day waiting period (during which the plaintiffs could file a reply) before the petition can be distributed to the justices for a decision – Most petitions are denied; the other possibilities are an immediate grant or for the court to call for the views of the US Solicitor General about whether the case should be heard – The Supreme Court typically decides petitions rapidly once circulated, although it does not decide them during the summer and calls for the Solicitor General’s views also introduce delays • While we and many legal observers believe the Second Circuit’s decision was problematic on a number of levels, the probability of further relief in the US courts is low as a statistical matter

YPF-related assets: International arbitration 49 • The plaintiffs have provided notice to Argentina of their intention to bring claims under the Spain/Argentina bilateral investment treaty (as to Petersen) and under the US/Argentina bilateral investment treaty (as to Eton Park) • While there is the potential for some negotiation among the parties, the Petersen claim will likely proceed at ICSID under the ICSID Convention and the Eton Park claim will likely proceed under the UNCITRAL Arbitration Rules • The average ICSID case takes 4.4 years, but there are meaningful variations in timing depending on many different factors – That timeframe does not include annulment (essentially, a very limited form of an appeal) which is rarely granted although it elongates the process somewhat (ICSID reports that it takes, on average, 26 months) – Once there is a final award, it is enforceable under the Washington Convention in many countries without further substantive review, and ICSID has reported that “satisfaction was obtained in 97% of Damages Awards” • An award under the UNCITRAL Arbitration Rules, on the other hand, is subject to the arbitration law of the seat of arbitration and the supervisory jurisdiction of the courts there – The seat of arbitration here is not yet determined but is typically either agreed by the parties or decided by the arbitrators – Although the procedure and grounds on which a non-ICSID award may be set aside vary across jurisdictions, it is widely accepted that national courts should not review the merits of the award – A non-ICSID award, like commercial arbitration awards, is enforced not through the ICSID Convention, but the New York Convention • The bottom line is that arbitration is a multi-year process but is entirely capable of reaching the same outcome as the US trial court, and arbitral tribunals typically also award interest (although the rate applied is determined individually by the tribunal as opposed to the kind of statutory interest regime in most courts) Sources: ICSID, Updated Background Paper on Annulment, March 11, 2024; ICSID, Background Paper on Compliance with and Enforcement of ICSID Awards, June 17, 2024; BIICL-Allen & Overy, 2021 Empirical Study: Costs, Damages and Duration in Investor-State Arbitration, June 2021.

YPF-related assets: International arbitration (continued) 50 • The cost of these investor-state arbitration proceedings is difficult to estimate at the outset given the number of variables involved (for example, whether the tribunals will re-use disclosure and expert material from the US case or require that work to be re-done) and can vary widely; as a frame of reference, a 2021 Allen & Overy study found that the average cost for claimants of an investment treaty case is $6.4 million • Arbitration is typically a confidential process and, subject to the tribunal proceeding differently, it is likely that filings and other arbitral papers will not be publicly available and that Burford will not be able to report or comment on the status or progress of the arbitration – ICSID does list filings and tribunal actions on its website without providing their content so the public does have some superficial insight into the progress of a case; an UNCITRAL arbitration, however, may or may not be administered by an arbitral institution, and in any event, does not provide for as much transparency • Investment treaty arbitration applies public international law, not private or domestic law, and thus these are different cases, not do- overs of the US case in a different forum, and all of the usual caveats we routinely issue about litigation risk apply with full force to arbitration proceedings • We believe these are strong claims under the relevant treaties but investors should not assume that because we won a judgment in the US trial court we will necessarily achieve the same or a similar result in arbitration Sources: ICSID, Updated Background Paper on Annulment, March 11, 2024; ICSID, Background Paper on Compliance with and Enforcement of ICSID Awards, June 17, 2024; BIICL-Allen & Overy, 2021 Empirical Study: Costs, Damages and Duration in Investor-State Arbitration, June 2021.

Other Reconciliations

Cash Receipts

($ in thousands)	Three months ended Q1 2026	Q4 2025	Q3 2025	Q2 2025	Q1 2025	Q4 2024	Q3 2024	Q2 2024	Q1 2024
Consolidated proceeds from capital provision assets	$ 86,349	$ 133,426	$ 159,138	$ 76,758	$ 371,054	$ 222,444	$ 395,943	$ 125,344	$ 247,561
Less: Third-party interests	(5,530)	(49,330)	(56,905)	(34,464)	(126,150)	(92,170)	(91,185)	(36,841)	(120,036)
Total segments (Burford-only) proceeds from capital provision assets	**80,819**	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**304,758**	**88,503**	**127,525**
Plus: Loss on financial liabilities at fair value through profit or loss	–	–	–	–	–	–	(2,583)	–	–
Burford-only total proceeds from capital provision assets	**80,819**	**84,096**	**102,233**	**42,294**	**244,904**	**130,274**	**302,175**	**88,503**	**127,525**
Consolidated asset management income	284	878	2,547	1,349	1,538	1,686	3,147	1,644	1,863
Plus: Eliminated income from funds	4,998	14,365	(2,715)	5,763	12,299	13,671	7,963	9,843	4,810
Total segments (Burford-only) asset management income	**5,282**	**15,243**	**(168)**	**7,112**	**13,837**	**15,357**	**11,110**	**11,487**	**6,673**
Less: Non-cash adjustments[1]	(3,798)	481	8,298	(5,604)	(6,732)	(6,055)	(9,389)	(495)	(2,197)
Burford-only proceeds from asset management income	**1,484**	**15,724**	**8,130**	**1,508**	**7,105**	**9,302**	**1,721**	**10,992**	**4,476**
Burford-only proceeds from marketable securities interest and dividends	6,292	5,566	6,593	4,031	4,678	5,418	4,567	5,093	5,476
Burford-only proceeds from other income	1,158	1,252	681	302	1,029	(1,395)	2,028	2,775	217
Burford-only proceeds from other items	**7,450**	**6,818**	**7,274**	**4,333**	**5,707**	**4,023**	**6,595**	**7,868**	**5,693**
Cash receipts	**89,753**	**106,638**	**117,637**	**48,135**	**257,716**	**143,599**	**310,491**	**107,363**	**137,694**

($ in thousands)	Years ended December 31, 2025	2024	2023
Consolidated proceeds from capital provision assets	$ 740,376	$ 991,292	$ 559,362
Less: Third-party interests	(266,849)	(340,232)	(117,296)
Total segments (Burford-only) proceeds from capital provision assets	**473,527**	**651,060**	**442,066**
Plus: Loss on financial liabilities at fair value through profit or loss	–	(2,583)	–
Burford-only proceeds from capital provision assets	**473,527**	**648,477**	**442,066**
Consolidated asset management income	6,312	8,340	7,642
Plus: Eliminated income from funds	29,712	36,287	56,070
Total segments (Burford-only) asset management income	**36,024**	**44,627**	**63,712**
Less: Non-cash adjustments[1]	(3,557)	(18,136)	(31,391)
Burford-only proceeds from asset management income	**32,467**	**26,491**	**32,321**
Burford-only proceeds from marketable securities interest and dividends	20,868	20,554	6,297
Burford-only proceeds from other income	3,264	3,625	8,525
Burford-only proceeds from other items	**24,132**	**24,179**	**14,822**
Cash receipts	**530,126**	**699,147**	**489,209**

1) Adjustments for the change in asset management receivables accrued during the applicable period but not yet received as of the end of such period.

* Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Cash receipts are a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is proceeds from capital provision assets as set forth in our consolidated statements of cash flows.

52

Cash Operating Costs 53 Years ended December 31, 2025 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated total operating expenses $ 181,249 $ (7,690) $ 173,559 Less: non-cash operating expenses: Share-based and deferred compensation (13,841) — (13,841) Case-related expenditures ineligible for inclusion in asset cost (14,645) 7,377 (7,268) Long-term incentive compensation including accruals (43,622) — (43,622) Plus: cash operating expenses: Long-term incentive compensation including accruals 34,157 — 34,157 Plus: finance costs 151,015 — 151,015 Cash operating costs 294,313 (313) 294,000 Years ended December 31, 2024 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated total operating expenses $ 155,485 $ (2,431) $ 153,054 Less: non-cash operating expenses: Share-based and deferred compensation (8,822) — (8,822) Case-related expenditures ineligible for inclusion in asset cost (801) 1,858 1,057 Long-term incentive compensation including accruals (43,209) — (43,209) Plus: cash operating expenses: Long-term incentive compensation including accruals 8,367 — 8,367 Plus: finance costs 135,593 — 135,593 Cash operating costs 246,613 (573) 246,040 Years ended December 31, 2023 Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated total operating expenses $ 271,236 $ (2,698) $ 268,538 Less: non-cash operating expenses: Share-based and deferred compensation (21,128) — (21,128) Case-related expenditures ineligible for inclusion in asset cost (16,496) 1,825 (14,671) Long-term incentive compensation including accruals (127,471) — (127,471) Plus: cash operating expenses: Long-term incentive compensation including accruals 13,073 — 13,073 Plus: finance costs 99,135 — 99,135 Cash operating costs 218,349 (873) 217,476

Principal Finance Deployments 54 Three months ended Adjusted (Burford-only) Third-party Total segments Adjusted Less: private funds less: private funds ($ in thousands) Consolidated interests (Burford-only) Adjustments (Burford-only) & post-settlement & post-settlement March 31, 2026 $ 139,947 $ (26,798) $ 113,149 $ (5,465) $ 107,684 $ (20,000) $ 87,684 December 31, 2025 148,962 (15,925) 133,037 (3,300) 129,737 (17) 129,720 September 30, 2025 136,745 (18,121) 118,624 108 118,732 (92) 118,640 June 30, 2025 100,304 (21,025) 79,279 1,497 80,776 (72) 80,704 March 31, 2025 216,476 (90,658) 125,818 4,093 129,911 (84) 129,827 December 31, 2024 154,194 (25,376) 128,818 (2,557) 126,261 (113) 126,148 September 30, 2024 98,150 (24,447) 73,703 137 73,840 (1,563) 72,277 June 30, 2024 177,341 (47,366) 129,975 3,123 133,098 (1,352) 131,746 March 31, 2024 125,403 (58,587) 66,816 699 67,515 (8,435) 59,080

Principal Finance Realizations

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
	Three months ended						
March 31, 2026	$ 101,309	(5,530)	$ 95,779	1,358	$ 97,137	(21,398)	$ 75,739
December 31, 2025	192,210	(49,330)	142,880	5,036	147,916	(4,158)	143,758
September 30, 2025	139,361	(56,905)	82,456	2,832	85,288	(536)	84,752
June 30, 2025	90,077	(34,464)	55,613	6,273	61,886	(3,796)	58,090
March 31, 2025	288,848	(125,943)	162,905	243	163,148	(14,285)	148,863
December 31, 2024	348,023	(92,377)	255,646	(2,221)	253,425	(9,276)	244,149
September 30, 2024	254,165	(91,185)	162,980	5,436	168,416	(3,712)	164,704
June 30, 2024	191,883	(36,841)	155,042	1,704	156,746	(2,082)	154,664
March 31, 2024	112,971	(39,763)	73,208	(10,671)	62,537	(1,463)	61,074

($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Adjustments	Adjusted (Burford-only)	Less: private funds & post-settlement	Adjusted (Burford-only) less: private funds & post-settlement
Year ended December 31, 2025	710,496	(266,642)	443,854	14,384	458,238	(22,775)	435,463
Year ended December 31, 2024	907,042	(260,166)	646,876	(5,752)	641,124	(16,533)	624,591
Year ended December 31, 2023	708,293	(195,638)	512,655	17,971	530,626	(34,410)	496,216
Year ended December 31, 2022	426,734	(69,603)	357,131	3,400	360,531	(10,322)	350,209
Year ended December 31, 2021	455,148	(164,786)	290,362	8,822	299,184	(35,032)	264,152
Year ended December 31, 2020	540,294	(13,992)	526,302	(17,157)	509,145	(172,501)	336,644
Year ended December 31, 2019	439,359	(43,679)	395,680	65,543	461,223	(233,067)	228,156
Year ended December 31, 2018	634,856	(109,317)	525,539	(33,430)	492,109	(216,462)	275,647
Year ended December 31, 2017	362,890	(49,398)	313,492	(54,212)	259,280	(17,064)	242,216
Year ended December 31, 2016	189,214	—	189,214	(12,715)	176,499	—	176,499
Year ended December 31, 2015	134,233	—	134,233	—	134,233	—	134,233
Year ended December 31, 2014	55,925		55,925		55,925		55,925
Year ended December 31, 2013	37,472		37,472		37,472		37,472

55

Principal Finance Realizations (cumulative) Reconciliation of cumulative realizations from concluded or partially concluded assets since inception - consolidated to Burford-only 56 Third-party Total segments Total segments ($ in thousands) Consolidated interests (Burford-only) Less: YPF-related assets (Burford-only) - Ex-YPF Three months ended March 31, 2026 $ 4,291 $ (448) $ 3,843 $ (236) $ 3,607 Year ended December 31, 2025 4,191 (424) 3,767 (236) 3,531 Year ended December 31, 2024 3,617 (286) 3,331 (236) 3,095 Year ended December 31, 2023 2,810 (103) 2,707 (236) 2,471 Year ended December 31, 2022 2,246 (35) 2,211 (236) 1,975 Year ended December 31, 2021 1,844 17 1,861 (236) 1,625 Year ended December 31, 2020 1,470 127 1,597 (236) 1,361

Net Realized Gains/(Losses) 57 For the three months ended Principal Excluding ($ in thousands) Finance Less: private funds private funds March 31, 2026 $ 28,394 $ — $ 28,394 December 31, 2025 64,629 (1,601) 63,028 September 30, 2025 31,939 (136) 31,803 June 30, 2025 26,592 (1,553) 25,039 March 31, 2025 34,584 (3,407) 31,177 December 31, 2024 141,637 (1,194) 140,443 September 30, 2024 56,490 (233) 56,257 June 30, 2024 99,153 — 99,153 March 31, 2024 29,894 (1,140) 28,754

Tangible Book Value Attributable to Burford Capital Limited per Ordinary Share 58 NOTE: Tangible book value attributable to Burford Capital Limited is calculated by subtracting intangible assets (such as goodwill) from total Burford Capital Limited equity. Tangible book value attributable to Burford Capital Limited per ordinary share is calculated by dividing tangible book value attributable to Burford Capital Limited by the total number of outstanding ordinary shares. Each of tangible book value attributable to Burford Capital Limited and tangible book value attributable to Burford Capital Limited per ordinary share is a non-GAAP financial measure and should not be considered in isolation from, as a substitute for, or superior to, financial measures calculated in accordance with US GAAP. The most directly comparable measure calculated in accordance with US GAAP is total Burford Capital Limited equity as set forth in our consolidated statements of financial position. ($ in thousands, except share data) March 31, 2026 December 31, 2025 Total Burford Capital Limited equity $ 827,926 $ 2,448,022 Less: Goodwill (134,000) (134,020) Tangible book value attributable to Burford Capital Limited 693,926 2,314,002 Basic ordinary shares outstanding 219,069,315 218,897,440 Tangible book value attributable to Burford Capital Limited per ordinary share 3.17 10.57

YPF-Related Income 59 Capital provision income, excluding YPF-related assets reconciliation Three months ended March 31, 2026 Three months ended March 31, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Net realized gains/(losses) $ 32,170 $ (3,776) $ 28,394 $ 67,619 $ (33,035) $ 34,584 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (excluding-YPF) (94,030) (3,449) (97,479) 2,520 11,694 14,214 Income on capital provision assets, excluding YPF (61,860) (7,225) (69,085) 70,139 (21,341) 48,798 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (YPF-only) (2,437,390) 836,796 (1,600,594) 55,429 (18,878) 36,551 Other income/(loss) 485 111 596 5,948 (347) 5,601 Total capital provision income (2,498,765) 829,682 (1,669,083) 131,516 (40,566) 90,950

YPF-Related Fair Value

YPF fair value - reconciliation of consolidated to Burford-only

	March 31, 2026			December 31, 2025		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**$ 3,120,499**	**$ (890,517)**	**$ 2,229,982**	**$ 5,609,949**	**$ (1,697,755)**	**$ 3,912,194**
Deployed costs	**2,543,047**	**(674,940)**	**1,868,107**	**2,498,463**	**(640,630)**	**1,857,833**
Deployed costs on YPF-related assets	197,348	(75,987)	121,361	193,564	(75,987)	117,577
Deployed costs on non-YPF-related assets	2,345,699	(598,953)	1,746,746	2,304,899	(564,643)	1,740,256
Unrealized gains	**577,452**	**(215,577)**	**361,875**	**3,111,486**	**(1,057,125)**	**2,054,361**
Unrealized gains on YPF-related assets	(47,235)	18,422	(28,813)	2,390,155	(818,374)	1,571,781
Unrealized gains on non-YPF-related assets	624,687	(233,999)	390,688	721,331	(238,751)	482,580

	December 31, 2024			December 31, 2023		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**$ 5,243,917**	**$ (1,672,693)**	**$ 3,571,224**	**$ 5,045,388**	**$ (1,613,276)**	**$ 3,432,112**
Deployed costs	**2,341,377**	**(668,784)**	**1,672,593**	**2,280,563**	**(668,281)**	**1,612,282**
Deployed costs on YPF-related assets	76,405	(6,829)	69,576	67,167	(6,829)	60,338
Deployed costs on non-YPF-related assets	2,264,972	(661,955)	1,603,017	2,213,396	(661,452)	1,551,944
Unrealized gains	**2,902,540**	**(1,003,909)**	**1,898,631**	**2,764,825**	**(944,995)**	**1,819,830**
Unrealized gains on YPF-related assets	2,118,112	(722,213)	1,395,899	1,990,950	(679,631)	1,311,319
Unrealized gains on non-YPF-related assets	784,428	(281,696)	502,732	773,875	(265,364)	508,511

	December 31, 2022			December 31, 2021		
($ in thousands)	Consolidated	Third-party interests	Total segments (Burford-only)	Consolidated	Third-party interests	Total segments (Burford-only)
Capital provision assets	**$ 3,735,556**	**$ (1,099,116)**	**$ 2,636,440**	**$ 3,117,263**	**$ (798,997)**	**$ 2,318,266**
Deployed costs	**2,046,149**	**(526,702)**	**1,519,447**	**1,594,085**	**(325,548)**	**1,268,537**
Deployed costs on YPF-related assets	61,610	(6,985)	54,625	57,128	(6,986)	50,142
Deployed costs on non-YPF-related assets	1,984,539	(519,717)	1,464,822	1,536,957	(318,562)	1,218,395
Unrealized gains	**1,689,407**	**(572,414)**	**1,116,993**	**1,523,178**	**(473,449)**	**1,049,729**
Unrealized gains on YPF-related assets	1,170,939	(402,529)	768,410	1,173,654	(403,031)	770,623
Unrealized gains on non-YPF-related assets	518,468	(169,885)	348,583	349,524	(70,418)	279,106

60

Asset Management Income 61 Three months ended March 31, 2026 Three months ended March 31, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Management fee income $ 284 $ — $ 284 $ 1,538 $ — $ 1,538 Performance fee income — 1,200 1,200 — 4,400 4,400 Profit sharing income from funds — 3,798 3,798 — 7,899 7,899 Total asset management income 284 4,998 5,282 1,538 12,299 13,837

Undrawn Commitments

($ in thousands)	March 31, 2026 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 1,264,107	$ (154,625)	$ 1,109,482
Discretionary	768,372	(160,013)	608,359
Legal risk (definitive)	46,474	—	46,474
Total capital provision undrawn commitments	2,078,953	(314,638)	1,764,315

($ in thousands)	December 31, 2025 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 1,269,708	$ (161,649)	$ 1,108,059
Discretionary	793,533	(165,507)	628,026
Legal risk (definitive)	47,235	—	47,235
Total capital provision undrawn commitments	2,110,476	(327,156)	1,783,320

($ in thousands)	December 31, 2024 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 962,808	$ (189,135)	$ 773,673
Discretionary	1,032,433	(214,568)	817,865
Legal risk (definitive)	41,318	—	41,318
Total capital provision undrawn commitments	2,036,559	(403,703)	1,632,856

($ in thousands)	December 31, 2023 Consolidated	Third-party interests	Total segments (Burford-only)
Definitive	$ 839,973	$ (248,031)	$ 591,942
Discretionary	977,733	(211,196)	766,537
Legal risk (definitive)	55,583	(6,057)	49,526
Total capital provision undrawn commitments	1,873,289	(465,284)	1,408,005

($ in thousands)	December 31, 2022 Consolidated	Third-party Interests	Total segments (Burford-only)
Definitive	$ 817,186	$ (225,446)	$ 591,740
Discretionary	822,348	(182,147)	640,201
Legal risk (definitive)	81,193	(5,853)	75,340
Total capital provision undrawn commitments	1,720,727	(413,446)	1,307,281

($ in thousands)	December 31, 2021 Consolidated	Interests	Total (Burford-only)
Definitive	$ 703,417	$ (180,591)	$ 522,826
Discretionary	701,107	(173,684)	527,423
Legal risk (definitive)	88,260	(6,233)	82,027
Total capital provision undrawn commitments	1,492,784	(360,508)	1,132,276

($ in thousands)	December 31, 2020 Consolidated	interests	Total (Burford-only)
Definitive	$ 477,921	$ (130,694)	$ 347,227
Discretionary	682,721	(107,958)	574,763
Legal risk (definitive)	93,970	(6,233)	87,737
Total capital provision undrawn commitments	1,254,612	(244,885)	1,009,727

62

Capital Provision Income 63 Three months ended March 31, 2026 Three months ended March 31, 2025 Third-party Total segments Third-party Total segments ($ in thousands) Consolidated interests (Burford-only) Consolidated interests (Burford-only) Net realized gains/(losses) $ 32,170 $ (3,776) $ 28,394 $ 67,619 $ (33,035) $ 34,584 Fair value adjustment during the period, net of previously recognized unrealized gains/(losses) transferred to realized gains/(losses) (2,531,420) 833,347 (1,698,073) 57,949 (7,184) 50,765 Income/(loss) on capital provision assets (2,499,250) 829,571 (1,669,679) 125,568 (40,219) 85,349 Foreign exchange gains/(losses) (3,333) 111 (3,222) 5,410 (347) 5,063 Other income/(loss) 3,818 — 3,818 538 — 538 Total capital provision income (2,498,765) 829,682 (1,669,083) 131,516 (40,566) 90,950

Advantage Fund Burford Advantage Master Fund LP, a private fund focused on pre-settlement litigation strategies where litigation risk remains, but where the overall risk return profile is generally lower than assets financed directly by our balance sheet. Investors in the Advantage Fund include third parties as well as Burford’s balance sheet. Assets held by the Advantage Fund are recorded as capital provision assets. Asset Management and Other Services segment One of our two reportable segments. Asset Management and Other Services segment manages legal finance assets on behalf of third-party investors through private funds and provides other services to the legal industry. BOF-C Burford Opportunity Fund C LP, a private fund through which a sovereign wealth fund invests in pre-settlement legal finance matters under the sovereign wealth fund arrangement. Burford-only (non-GAAP) A basis of presentation that refers to assets, liabilities and activities that pertain only to Burford on a proprietary basis, excluding any third-party interests and the portions of jointly owned entities owned by others. Capital provision assets Financial instruments that relate to the provision of capital in connection with legal finance. Cash receipts Cash receipts provide a measure of the cash that our capital provision and other assets generate during a given period as well as cash from certain other fees and income. In particular, cash receipts represent the cash generated from capital provision and other assets, including cash proceeds from realized or concluded assets and any related hedging assets, and cash received from asset management income, services and/or other income, before any deployments into financing existing or new assets. Commitment A commitment is the amount of financing we agree to provide for a legal finance asset. Commitments can be definitive (requiring us to provide financing on a schedule or, more often, when certain expenses are incurred) or discretionary (allowing us to provide financing after reviewing and approving a future matter). Commitments for which we have not yet provided financing are unfunded commitments. Concluded and partially concluded assets A legal finance asset is “concluded” for our purposes when there is no longer any litigation risk remaining. We use the term to encompass (i) entirely concluded legal finance assets where we have received all proceeds to which we are entitled (net of any entirely concluded losses), (ii) partially concluded legal finance assets where we have received some proceeds (for example, from a settlement with one party in a multi-party case) but where the case is continuing with the possibility of receiving additional proceeds and (iii) legal finance assets where the underlying litigation has been resolved and there is a promise to pay proceeds in the future (for example, in a settlement that is to be paid over time). Consolidated funds Certain of our private funds in which, because of our investment in and/or control of such private funds, we are required under the generally accepted accounting principles in the United States (“US GAAP”) to consolidate the minority limited partner’s interests in such private funds and include the full financial results of such private funds within our unaudited condensed consolidated financial statements. As of the date of this Presentation, BOF-C and the Advantage Fund are consolidated funds. Definitive commitments Commitments where we are contractually obligated to advance incremental capital and failure to do so would typically result in adverse contractual consequences (such as a dilution in our returns or the loss of our deployed capital in a case). Deployment Financing provided for an asset or other additions on consolidation, which add to our deployed cost in such asset. Glossary 64

Deployed cost Deployed cost is the amount of financing we have provided for an asset at the applicable point in time. For purposes of calculating returns, we must consider how to allocate the costs associated with an asset in the event of a partial conclusion. Our approach to cost allocation depends on the type of asset: When single case assets have partial resolutions along the way without the entire case being resolved, most commonly because one party settles and the remaining part(y)/(ies) continue to litigate, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the partial resolution depending on the significance of the settling party to the overall claim. In portfolio assets when a case (or part of a case) resolves or generates cash proceeds, we report the partial resolution when agreed as a partial realization and allocate a portion of the deployed cost to the resolution. The allocation depends on the structure of the individual portfolio arrangement and the significance of the resolution to the overall portfolio, but it is in essence a method that mimics the way an investor would allocate cost basis across a portfolio of security purchases. Discretionary commitments Commitments where we are not contractually obligated to advance capital and generally would not suffer adverse financial consequences from not doing so. Group-wide A basis of presentation that refers to the totality of assets managed by us, which includes assets financed by our balance sheet through our Principal Finance segment and assets financed by third-party capital through our Asset Management and Other Services segment. Internal rate of return (IRR) Internal rate of return (“IRR”) is a discount rate that makes the net present value of a series of cash flows equal to zero and is expressed as a percentage figure. We compute IRR on concluded (including partially concluded) legal finance assets by treating that entire portfolio (or, when noted, a subset thereof) as one undifferentiated pool of capital and measuring actual and, if necessary, estimated inflows and outflows from that pool, allocating costs appropriately. IRRs do not include unrealized gains or losses. Monetization The acceleration of a portion of the expected value of a litigation or arbitration matter prior to resolution of such matter, which permits a client to convert an intangible claim or award into tangible cash on a non-recourse basis. Portfolio The sum of the fair value of capital provision assets and the undrawn commitments. Principal Finance segment One of our two reportable segments. Principal Finance segment includes the allocation of capital to legal finance assets from our balance sheet, primarily as capital provision assets, and in limited scope through interests in private funds managed by us. Realization A legal finance asset is realized when the asset is concluded (i.e., when litigation risk has been resolved). A realization will result in us receiving cash or, occasionally, non-cash assets, or recognizing a due from settlement receivable, reflecting what we are owed on the asset. Realized gain or loss Reflects the total amount of gain or loss, relative to cost, generated by a legal finance asset when it is realized, calculated as realized proceeds less deployed cost, without regard for any previously recognized fair value adjustment. Return on invested capital (ROIC) Return on invested capital (“ROIC”) from a concluded asset is the absolute amount of realizations from such asset in excess of the amount of expenditure incurred in financing such asset divided by the amount of expenditure incurred, expressed as a percentage figure. ROIC is a measure of our ability to generate absolute returns on our assets. Some industry participants express returns on a multiple of invested capital (“MOIC”) instead of a ROIC basis. MOIC includes the return of capital and, therefore, is 1x higher than ROIC. In other words, 70% ROIC is the same as 1.70x MOIC. Glossary (continued) 65

Glossary (continued) 66 Total segments Refers to the sum of our two reportable segments, (i) Principal Finance and (ii) Asset Management and Other Services, and is presented on a Burford-only basis. Unrealized gain or loss Represents the fair value of our legal finance assets over or under their deployed cost, as determined in accordance with the requirements of the applicable US GAAP standards, for the relevant financial reporting period (unaudited condensed consolidated statements of operations) or cumulatively (unaudited condensed consolidated statements of financial condition). Vintage Refers to the calendar year in which a legal finance commitment is initially made. YPF-related assets Refers to our Petersen and Eton Park legal finance assets, which are two claims relating to the Republic of Argentina’s nationalization of YPF S.A., the Argentine energy company.